Exhibit 32.2

CERTIFICATION PURSUANT
TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES -OXLEY ACT OF 2002

In connection with the Quarterly Report of American Retirement Corporation (the “Company”) on Form 10-Q for the period ending September 30, 2004, as filed with the Securities and Exchange Commission on November 5, 2004 (the “Report”), I, Bryan D. Richardson, Executive Vice President – Finance and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Bryan D. Richardson

Bryan D. Richardson
Executive Vice President – Finance and
Chief Financial Officer
November 5, 2004

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